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                      THIRD AMENDMENT TO LEASE AGREEMENT

     THIS THIRD AMENDMENT TO LEASE AGREEMENT (hereinafter referred to as the "Third Amendment") is made as of the 10th day of June 1996, by and between WEEKS REALTY, L.P. (hereinafter referred to as "Landlord") and CHATWINS GROUP, INC. (hereinafter referred to as "Tenant").

                                 WITNESSETH:

     WHEREAS, RTF Properties, L.P. and Tenant entered into that certain Lease Agreement dated May 31, 1994, as assigned to Landlord by that certain Lease Assignment dated August 1, 1994, as amended by that certain First Amendment to Lease Agreement dated August 9, 1994, and as further amended by that certain Second Amendment to Lease Agreement dated March 25, 1996 (hereinafter collectively referred to as the "Agreement") for the lease of 127,800 sq. ft. of space at Northpoint Park located at the intersection of Georgia Highway No. 92 and Interstate Highway No. 75 in Cherokee County, Georgia and certain easements, rights and privileges appurtenant thereto (hereinafter referred to as the "Leased Premises"); and

     WHEREAS, Tenant desires to exercise its option under Section 35 of the Agreement to lease an additional 95,100 square feet of space to be constructed as an expansion to the Building (hereinafter the "Additional Space"); and

     WHEREAS, Landlord and Tenant desire to enter into this Third Amendment in order to provide for said expansion of the Leased Premises and to provide for an extension of the term of the Lease upon terms and conditions mutually acceptable to Landlord and Tenant;

     NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00) paid by Landlord and Tenant to one another, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Landlord and Tenant, Landlord and Tenant amend the Agreement as follows:

     1. Effective upon substantial completion of construction of the improvements to the Additional Space as hereinafter defined ("Substantial Completion of the Additional Space"), paragraph 1.01 of the Agreement is hereby amended to provide for the lease by Tenant of an additional 95,100 square feet of space which together with the 127,800 square feet being leased by Tenant under the Agreement (hereinafter the "Existing Space"), equals a total of 222,900 square feet (the Additional Space, the Land, and the Existing Space shall be collectively hereinafter referred to as the "Leased Premises" for all purposes of the Agreement, as amended hereby). Substantial Completion of the Additional Space shall mean the earlier of: (1) completion of construction of the Additional Space substantially in accordance with the Approved Plans and Specifications (as hereinafter defined), subject only to punchlist items as specified in the next succeeding sentence; or (2) the date upon which the Additional Space is in fact substantially occupied by Tenant for the conduct of its business therein. It is understood and agreed by Landlord and Tenant that in order to achieve Substantial Completion of the Additional Space the only permitted incomplete or defective punchlist items must be those which , if taken either individually or in the aggregate, do not materially or substantially interfere with Tenant's taking possession of, moving its personal property and effects into, or using and enjoying the Additional Space for the purposes for which it was intended. Landlord agrees to provide to Tenant at least fifteen (15) days prior written notice of the date on which it expects to achieve Substantial Completion of the Additional Space.
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     2.     Paragraph 2.01 of the Agreement is hereby amended to provide that the term of the lease shall be extended for an additional three (3) year period continuing until midnight on March 12, 2008.

     3. Paragraph 3.01 of the Agreement is hereby amended to provide that commencing on Substantial Completion of the Additional Space, Tenant shall pay the base rental as set forth below:

            ADDITIONAL SPACE BASE RENTAL:

Substantial Completion - 3/12/00      $25,597.75/mo.     $307,173.00/year

March 13, 2000 - March 12, 2005       $26,548.75/mo.     $318,585.00/year

March 13, 2005 - March 12, 2008       $29,243.25/mo.     $350,919.00/year

            EXISTING SPACE BASE RENTAL:

March 13, 1995 - March 12, 2000       $29,308.80/mo.     $351,705.60/year

March 13, 2000 - March 12, 2005       $32,706.15/mo.     $392,473.80/year

March 13, 2005 - March 12, 2008       $35,997.00/mo.     $431,964.00/year

            TOTAL LEASED PREMISES BASE RENTAL:

3/13/95 - Substantial Completion      $29,308.80/mo.     $351,705.60/year

Substantial Completion - 3/12/00      $54,906.55/mo.     $658,878.60/year

March 13, 2000 - March 12, 2005       $59,254.90/mo.     $711,058.80/year

March 13, 2005 - March 12, 2008       $65,240.25/mo.     $782,883.00/year

which payments shall be due and payable on or before the first day of each calendar month during the applicable term, together with any other additional rental as set forth hereunder or as set forth in the Agreement.

     4. The base rental provided in paragraph 3 hereof, includes all costs and expenses of construction of the Additional Space on the basis set forth in the preliminary site plan and specifications (hereinafter referred to as the "Preliminary Site Plan and Specifications"), attached hereto as Exhibit A. Landlord and Tenant agree that, at Landlord's sole cost and expense, final plans and specifications shall be prepared to match the design criteria contained in Exhibit A and shall be submitted to Tenant for approval (after approval by Tenant, hereinafter the "Approved Plans and Specifications"). Any modifications to the scope that is defined by the Preliminary Site Plan and Specifications shall be considered Change Orders (as defined below).

            (A)     The Additional Space shall be constructed by Landlord in
compliance with all federal, state, county, municipal or local government laws, ordinances regulations, rules and orders (including, without limitation, the Occupational Safety and Health Act of 1970, as amended) and shall be of similar quality as the Existing Space.  All costs of construction of the
Additional Space pursuant to the Approved Plans and Specifications and in accordance with the allowances set forth therein shall be borne by Landlord.
Changes in the Approved Plans and Specifications shall be made only pursuant to written change order (hereafter a "Change Order") signed by both Tenant and
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Landlord and shall be in compliance with the Protective Covenants.  Such
Change Order shall specify the cost of such change (which shall be the sum of all actual out of pocket costs and expenses attributable thereto and the cost of financing with respect thereto), and any additional time required for
Substantial Completion required by reason of such change.  In the event of an increase or decrease in the cost of construction resulting from Change Orders requested by Tenant and from costs incurred either less than or in excess of the allowances set forth in the Approved Plans and Specifications, the base rental shall be adjusted upwards or down by multiplying  11% times the net increases or decreases.  The total amount allowed of increase or decrease pursuant to this Paragraph 4(A)  shall be $100,000.00.  In the event of an increase above $100,000.00 in the cost of construction by reason of any specialty items (above building standard) requested by Tenant or increase in office build out requested by Tenant, at Tenant's option, Landlord shall invoice Tenant for the net increase upon Substantial Completion of the
Additional Space, in which event Tenant shall pay Landlord the amount thereof within twenty (20) business days after delivery of such invoice, or Landlord shall amortize the cost of construction of such items or build out over the term at a rate equal to 10.5% per annum.  Landlord shall indemnify and hold
Tenant harmless from or in connection with any occurrence during construction of the Additional Space, unless such claims or demands are caused, directly or indirectly, by any act or negligence of Tenant or its agents, contractors, employees or invitees.

            (B) Tenant shall have a representative review and approve proposed drawings and details for conformity with the Approved Plans and Specifications. So long as such proposed drawings and construction schedule are delivered to Tenant in a timely manner, such review shall be conducted so as not to delay the construction schedule. During the course of construction of the Additional Space, Tenant may enter upon the Additional Space for purposes of inspecting and reviewing the work, taking measurements, making plans, installing trade fixtures and telephones, erecting temporary or permanent signs and doing such other work as may be appropriate or desirable without being deemed thereby to have taken possession or obligated itself to pay rent but Tenant agrees that: (a) Landlord shall have no liability for injury to any person or damage to any property of Tenant stored on the Additional Space except for damages caused by the willful act or negligence of Landlord or its employees or agents, (b) Tenant shall not interfere with Landlord's construction work on the Additional Space, (c) Tenant shall indemnify, protect and hold harmless Landlord from and against any and all claims, demands, damages, losses, costs, expenses, liabilities and actions at law or in equity based upon any occurrence or condition arising out of or attributable to Tenant's exercise of such right except for demands, damages, losses, costs, expenses, liabilities and actions caused by the willful act or negligence of Landlord or its employees or agents, and (d) Tenant shall be solely responsible for the permitting of any such work it performs. At least forty-five (45) days before Substantial Completion of the Additional Space, Landlord shall give Tenant written notice of such projected date of Substantial Completion of the Additional Space. From the date such notice is given, Tenant, its agents, and its employees shall have access to the Leased Premises for the purpose of installing furniture, fixtures, equipment and other items necessary for the commencement of Tenant's operations; provided that Tenant has the approval of any applicable governmental authority for its activities in the Leased Premises, that there shall be no interference with the completion of the construction nor shall Tenant begin conducting its business in the Leased Premises during such forty-five (45) day period.

            (C)     No later than Substantial Completion of the Additional
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Space, Tenant and Landlord shall prepare an agreed final punch list setting forth the work, if any, remaining to be done, or requiring correction, on the Additional Space, and Landlord shall promptly commence, and thereafter with due diligence prosecute to completion, the work required by said punch list (which shall in no event include, except on condition Tenant shall pay to Landlord the actual cost thereof plus ten percent (10%) of such amount, work required as a consequence of injury or damage to the Additional Space attributable to Tenant, its agents, employees, contractors or movers). If the parties cannot agree upon the final punch list, then the punch list shall be determined by an independent professional engineer employed by the mutual agreement of Landlord and Tenant.

     5. Landlord agrees at its expense during the term of the Agreement to keep in good repair, the roof and structural components of the Additional Space, except that repairs rendered necessary by the negligence of Tenant, its agents, employees or invitees shall be undertaken by Landlord at Tenant's expense payable, as additional rent, upon demand. Notwithstanding anything elsewhere in the Agreement to the contrary, Landlord shall, at its sole cost and expense, upon notice by Tenant (with a copy of such notice being sent to the holders of any mortgages, or deeds to secure debt, which notice shall also provide such holders with an opportunity to cure such defect within said thirty (30) day period) but only for a period of one (1) year immediately subsequent to the Substantial Completion of the Additional Space, repair, replace or otherwise correct structural or other construction defects, as well as defects in any of the additional items to be constructed or installed by Landlord in accordance with the Agreement, provided that any correction or repair of any defect or condition caused by the acts or failure to act of Tenant, its agents, contractors, employees or invitees shall be paid by Tenant as herein provided.

     6. Landlord's obligation to construct the Additional Space is subject to Landlord's acquiring the real property adjacent to the Leased Premises necessary to construct the Additional Space. Landlord shall use diligent efforts, following the final execution and delivery by Landlord and Tenant of this Third Amendment to acquire said real property; if Landlord is unable, within ninety (90) days following the execution and delivery of this Third Amendment, to acquire said real property, on terms and conditions satisfactory to Landlord in Landlord's sole and absolute discretion, Landlord shall have the right to rescind Tenant's election to lease the Additional Space. Thereafter, the Agreement and all of the terms and conditions thereof (other than Article 35 thereof) shall remain in full force and effect.

     7. Landlord has agreed to use its diligent good faith efforts to cause Substantial Completion of the Additional Space to occur on or before February 1, 1997 provided that Tenant approves the construction drawings within fourteen (14) calendar days of Tenant's receipt of such construction drawings. In the event of any delay in Substantial Completion of the Additional Space beyond March 1, 1997 for any reason other than justifiable weather related delays approved by tenant in writing or delays by Tenant, its agents, employees or invitees, Landlord shall pay to Tenant as liquidated damages the amount of $500.00 per day for the first seven days of such delay and $800.00 per day thereafter for each day of such delay until Substantial Completion of the Additional Space shall occur. Landlord agrees to give Tenant notice of any weather related delay detailing the reason for and the extent of such delay promptly upon commencement of such delay for Tenant's review and approval. Landlord and Tenant acknowledge that Tenant's actual damages in the event of a default by Landlord under the Agreement will be difficult to ascertain, and that the liquidated damages provided above
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represent Tenant's best estimate of such damages.  The parties expressly acknowledge that the foregoing liquidated damages are intended not as a penalty, but as full liquidated damages, as permitted by Section 13-6-7 of the Official Code of Ga. Annotated.

     8. Landlord and Tenant agree that Tenant has exercised its option to lease additional space under Article 35 of the Agreement and Landlord and Tenant agree that Tenant shall no longer have any rights under Article 35 in the event Landlord rescinds this Third Amendment as provided in Section 6 of this Third Amendment or upon Substantial Completion of the Additional Space. In no event shall the immediately preceding sentence limit any rights of Tenant under any other provision of the Agreement.

     9. Landlord agrees that on or before Substantial Completion of the Additional Space, Landlord shall have the Additional Space and the land upon which it is located fully re-zoned by the appropriate governmental authority to the same classification as the Leased Premises so that the entire Leased Premises (including the Additional Space) is zoned to permit the Tenant's intended use. In the event such re-zoning does not occur on or before Substantial Completion of the Additional Space, Tenant, at its option, may terminate this Third Amendment. Landlord shall deliver evidence of such re-zoning promptly to Tenant. Except as expressly modified by this Third Amendment, all provisions, terms and conditions of the Agreement shall remain in full force and effect.

     10. In the event a provision of this Third Amendment conflicts with a provision of the Agreement, the Third Amendment shall supersede and control.

     11. All terms and phrases used herein and not defined shall have the same meaning as assigned to them in the Agreement.

     12. This Third Amendment shall not be of any legal effect or consequence unless signed by Landlord and Tenant, and once signed by Landlord and Tenant it shall be binding upon and inure to the benefit of Landlord, Tenant, and their respective legal representatives, successors and assigns.

     13. This Third Amendment has been executed and shall be construed under the laws of the State of Georgia.



















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     IN WITNESS WHEREOF, the undersigned have caused this Third Amendment to be executed under seal and delivered as of the day and year first above written.

Signed, sealed and delivered          LANDLORD:  WEEKS REALTY, L.P.,
in the presence of:                              a Georgia limited partnership

                                      By:        Weeks Corporation,
____________________________                     a Georgia corporation,
Witness                                          its General Partner

____________________________          By:______________________________
Notary Public                         Name:___________________________
                                      Its:______________________________

                                      ATTEST:

                                      By:_____________________________
                                      Name:__________________________
                                      Its:_____________________________

                                              [Corporate Seal]



Signed, sealed and delivered          TENANT:    CHATWINS GROUP, INC.
in the presence of:

____________________________          By:___________________________
Witness                               Name:_________________________
                                      Its:__________________________
____________________________
Notary Public
                                      ATTEST:

                                      By:____________________________
                                      Name:_________________________
                                      Its:____________________________

                                              [Corporate Seal]